Exhibit 10.9

SEVENTH AMENDMENT TO CREDIT AGREEMENT

April 14, 2023

This Seventh Amendment to Credit Agreement (this “Amendment”) is entered into as of April 14, 2023 by and among Viasat Technologies Limited, a company incorporated under the laws of England (the “Borrower”), Viasat, Inc., a Delaware corporation (the “Guarantor”), JPMorgan Chase Bank, National Association, a national association organized and existing under the laws of the United States of America (in its capacity as agent for Ex-Im Bank, the “Ex-Im Facility Agent”), and the Export-Import Bank of the United States (“Ex-Im Bank”) and is made with reference to that certain Credit Agreement, dated as of March 12, 2015 (as amended, restated, amended and restated, modified or supplemented prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Guarantor, the Ex-Im Facility Agent and Ex-Im Bank. Capitalized terms used herein and not defined shall have the meanings assigned to them in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested to amend the Credit Agreement in certain respects in accordance with the terms of this Amendment, and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.
Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in the proper alphabetical order thereto:

“Launch Services Agreements” shall mean the ViaSat-3 F1 Satellite Launch Services Agreement and the ViaSat-3 F2 Satellite Launch Services Agreement.”

“ViaSat-3 F1 Satellite” shall mean the Ka-band ViaSat-3 F1-Americas communications satellite owned by the Guarantor and expected to launch on or about April 18, 2023.
“ViaSat-3 F1 Satellite Launch Services Agreement” shall mean the Launch Services Agreement–Single Launch, dated as of October 18, 2018, by and between the Viasat VS3 Holdings Limited and Space Exploration Technologies Corp., (as amended by that certain Amendment #1, dated as of April 17, 2020 and Amendment # 2, dated as of May 12, 2022 and as assigned to the Borrower pursuant to the Launch Services Agreement Assignment, dated January 25, 2023), for the launch of the ViaSat-3 F1 Satellite and related services.”
“ViaSat-3 F2 Satellite” shall mean the Ka-band ViaSat-3 F2-EMEA communications satellite owned by the Guarantor and expected to launch in October 2023.

“ViaSat-3 F2 Satellite Launch Services Agreement” shall mean the Launch Services Contract dated as of July 23, 2018, by and between the Guarantor and United Launch Services, L.L.C. (as amended by that certain Amendment No. 1, dated April 10, 2019, Amendment No. 2, dated July 2, 2020, Amendment No. 3, dated March 30, 2021, and Amendment No. 4, dated August 18, 2022), for the launch of the ViaSat-3 F2 Satellite and related services.”

“ViaSat-3 Satellites” shall mean the ViaSat-3 F1 Satellite and the ViaSat-3 F2 Satellite, as applicable.”

2.
The following definitions under Clause 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Permitted Borrower Business” shall mean (a) the design, manufacture, production, sale, distribution, and operation of the ViaSat-2 Satellite; (b) the management and provision of network satellite and other communication and information services on the ViaSat-2 Satellite; (c) the sale, lease or transfer of the satellite capacity of the ViaSat-2 Satellite pursuant to the Capacity Purchase Agreement (including the sale, lease or transfer of satellite capacity by the Borrower to third parties in accordance with or as permitted by the Capacity Purchase Agreement); (d) the entry into and performance of the Launch Services Agreements; (e) any activities relating to the launch of the ViaSat-3 Satellites; (f) the entry into and performance of any insurance arrangements relating to the ViaSat-3 Satellites and (g) any and all business and other activities related to, in furtherance of, or ancillary or complementary to the foregoing.”

“Permitted Investment” shall mean any of the following: (a) investments existing on the Execution Date hereof and disclosed in Schedule 2; (b) any investment in Cash Equivalents; and (c) to the extent constituting an investment, any investments made in connection with any Permitted Borrower Business relating to the ViaSat-3 Satellites.”

3.
Except as amended hereby, all of the provisions of the Credit Agreement and the other Finance Documents shall remain unmodified and in full force and effect except that each reference to the “Agreement” in the Credit Agreement or words of like import in any Finance Document shall mean and be a reference to the Credit Agreement as amended hereby and this Amendment shall be designated as a Finance Document for all purposes of the Finance Documents. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Ex-Im Bank or the Ex-Im Bank Facility Agent under the Credit Agreement or any other Finance Document, as in effect prior to the date hereof.

4. Each of the Borrower and the Guarantor represents and warrants to Ex-Im Bank and the Ex-Im Bank Facility Agent that (a) except for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Credit Agreement, the representations and warranties made by it contained in the Credit Agreement or in any other document or documents relating thereto are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the date hereof as though made on the date hereof, and all such representations and warranties shall survive the execution and delivery of this Amendment and (b) no Potential Default or Event of Default has occurred and is continuing as of the date hereof.

5. Sections 12.01 (Governing Law) and 12.02 (Submission to Jurisdiction) of the Credit Agreement are incorporated herein by this reference mutatis mutandis. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart.

6. By countersigning this Amendment, Ex-Im Bank hereby authorizes and instructs the Ex-Im Facility Agent to execute and deliver this Agreement (including, without limitation, to agree to the amendments provided for herein).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized representatives on the day and year first above written.

VIASAT TECHNOLOGIES LIMITED

By: /s/ Shawn Duffy

Name: Shawn Duffy

Title: Director

VIASAT, INC.

By: /s/ Shawn Duffy

Name: Shawn Duffy

Title: Senior Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Ex-Im Facility Agent

By: /s/ Harrison Moskowitz

Name: Harrison Moskowitz

Title: Executive Director

EXPORT-IMPORT BANK OF THE UNITED STATES

By: /s/ Jadranka Gerrety

Name: Jadranka Gerrety

Title:

Ex-Im Bank Transaction No. AP088346XX - United Kingdom